As filed with the Securities and Exchange Commission on June 23, 2003
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------
                            The ServiceMaster Company
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   36-3858106
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                           3250 Lacey Road, Suite 600
                       Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
          (Address and Telephone Number of Principal Executive Offices)
                              --------------------

                    ServiceMaster 2003 Equity Incentive Plan
         ServiceMaster Employee Share Purchase Plan International Trust
           The ServiceMaster Company 2002 Directors Deferred Fees Plan
                            (Full Title of the Plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
         3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                                CALCULATION OF REGISTRATION FEE

================================ ====================== ======================= ====================== ======================
                                                           Proposed Maximum       Proposed Maximum
      Title of Each Class            Amount to be           Offering Price       Aggregate Offering          Amount of
of Securities to be Registered        Registered               Per Unit                 Price            Registration Fee
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value $0.01
per share....................    13,315,000 shares (1)        $10.57 (2)          $140,739,550 (2)            $11,386
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Preferred Stock Purchase
Rights.......................    13,315,000 rights (3)           (3)                     (3)                    (3)
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Deferred Fee Obligations.....       $2,000,000 (4)             N/A (4)                   (4)                   $162
================================ ====================== ======================= ====================== ======================

(1) Of the Common Stock being registered hereunder, 13,300,000 shares relate to the ServiceMaster 2003 Equity Incentive Plan and 15,000 shares relate to the ServiceMaster Employee Share Purchase Plan International Trust.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on June 16, 2003.
(3) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(4) The Deferred Fee Obligations are unsecured obligations of The ServiceMaster Company to make distributions in the future in accordance with the terms of The ServiceMaster Company 2002 Directors Deferred Fee Plan. The amount of Obligations registered hereunder includes an indeterminate number of shares of Common Stock that may be issued in the future pursuant to the Plan, which shares are in addition to the 13,315,000 shares of Common Stock being registered hereunder.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents heretofore filed (File No. 1-14762) with the Securities and Exchange Commission (the "Commission") by The ServiceMaster Company ("ServiceMaster") are incorporated herein by reference:

         1.       Annual Report on Form 10-K for the year ended December 31,
                  2002;

         2.       Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2003;

         3. Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, each filed with the Commission on May 14, 2003;

         4. Current Report on Form 8-K filed with the Commission on March 17, 2003; and

         5. The descriptions of the common stock, $.01 par value, of ServiceMaster ("Common Stock") and the associated preferred stock purchase rights ("Preferred Stock Purchase Rights") that are contained in registration statements filed by ServiceMaster with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating either description.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "incorporated documents"), it being understood that any documents filed by ServiceMaster with the Commission pursuant to Item 9 or Item 12 of Form 8-K shall not be deemed to be incorporated by reference into this registration statement.

         Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities.

         ServiceMaster 2002 Directors Deferred Fees Plan. The $2,000,000 of deferred compensation obligations (the "Obligations") being registered under this registration statement, which includes an indeterminate number of shares of Common Stock in addition to the 13,315,000 shares of Common Stock also registered hereunder, may be offered to non-employee directors of ServiceMaster pursuant to The ServiceMaster Company 2002 Directors Deferred Fees Plan (the "Deferred Fees Plan"). The Obligations are general unsecured obligations of ServiceMaster to pay deferred compensation in the future in accordance with the terms of the Deferred Fees Plan from the general assets of ServiceMaster. The

Obligations, which are credited to a bookkeeping account, rank pari passu with other unsecured and unsubordinated indebtedness of ServiceMaster from time to time outstanding. While ServiceMaster has established a trust to hold assets contributed under the Deferred Fees Plan, these assets remain subject to claims of any unsecured creditor or holder of unsubordinated indebtedness of ServiceMaster from time to time outstanding.

         The amount of compensation deferred by each participant is determined in accordance with such participant's deferral election and the provisions of the Deferred Fees Plan. The Deferred Fees Plan provides for the investment of each participant's deferral account in an interest bearing account or ServiceMaster common stock equivalents. Interest bearing accounts will be credited with interest at a rate established at the beginning of each year based on the cost to ServiceMaster of issuing five-year maturity debt. Participants cannot sell, assign, transfer, pledge or otherwise encumber Obligations. Upon termination of service as a director, payment of that portion of a deferred account invested in an interest bearing account will be paid in cash and payment of that portion of a deferred account invested in ServiceMaster common stock equivalents will be paid in Common Stock. The payment will be made in a single lump sum or, at the election of the participant, in annual installments in accordance with the terms of the Deferred Fees Plan.

         ServiceMaster reserves the right to amend or terminate the Deferred Fees Plan at any time, subject to any stockholder approval required by applicable law, provided, that no amendment or termination may adversely affect the rights of any participant with respect to amounts that have been credited to such participant's account prior to the date of amendment or termination.

         The Obligations are not convertible into any other security of ServiceMaster. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of ServiceMaster.

Item 5.       Interests of Named Experts and Counsel.

         The legality of the securities being registered hereby has been passed on by Jim L. Kaput, Esq., Senior Vice President and General Counsel of ServiceMaster. Mr. Kaput may receive awards under the ServiceMaster 2003 Equity Incentive Plan and also owns shares of Common Stock and options to purchase shares of Common Stock.

Item 6.       Indemnification of Directors and Officers.

         ServiceMaster is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.       Exemption from Registration Claimed.

         Not Applicable.

Item 8.       Exhibits.

Exhibit No.                                                   Description
----------                                                    -----------
4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).

4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).

4.3               Shareholder Rights Agreement between ServiceMaster and Harris Trust and Savings Bank, as rights agent, as adopted on December 12, 1997, is incorporated by reference to Exhibit 3 to the Current
                  Report on Form 8-K filed by ServiceMaster Limited Partnership on December 23, 1997 (File No.
                  1-9378) (the "1997 8-K").

4.4               Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series
                  A, of ServiceMaster, is incorporated by reference to Exhibit 4 to the 1997 8-K.

4.5               The ServiceMaster Company 2002 Directors Deferred Fees Plan is incorporated by reference to
                  Exhibit 10.35 to ServiceMaster's Annual Report on Form 10-K
                  for the year ended December 31, 2002 (File No. 1-14762).

4.6*              ServiceMaster 2003 Equity Incentive Plan.

4.7               ServiceMaster Employee Share Purchase Plan International Trust is incorporated by reference to
                  Exhibit 4.6 to ServiceMaster's Registration Statement on Form S-8 (File No. 333-53142), filed on
                  January 3, 2001.

5*                Opinion of Counsel.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Counsel (included in Exhibit 5).

24*               Powers of Attorney.
-----------------

* Filed herewith.

Item 9.       Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do
--------  -------
not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on June 23, 2003.

                                 THE SERVICEMASTER COMPANY

                                 By: /s/ Jim L. Kaput
                                     ----------------
                                     Jim L. Kaput
                                     Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                 Date
   /s/  Jonathan P. Ward                        Chairman and Chief Executive Officer and           June 23, 2003
------------------------------------                            Director
   Jonathan P. Ward

   /s/  Steven C. Preston                     Executive Vice President and Chief                   June 23, 2003
------------------------------------           Financial Officer (Principal Financial
   Steven C. Preston                         Officer and Principal Accounting Officer)


            *                                                   Director                           May 21, 2003
------------------------------------
    Paul W. Berezny

------------------------------------                            Director
    John L. Carl

------------------------------------                            Director
    Brian Griffiths

            *                                                   Director                           May 21, 2003
------------------------------------
    Sidney E. Harris

            *                                                   Director                           May 21, 2003
------------------------------------
    Roberto R. Herencia

            *                                                   Director                           May 21, 2003
------------------------------------
    Herbert P. Hess

            *                                                   Director                           May 21, 2003
------------------------------------
    James D. McLennan

            *                                                   Director                           May 21, 2003
------------------------------------
    Dallen W. Peterson


------------------------------------                            Director
    Betty Jane Scheihing


            *                                                   Director                           May 21, 2003
------------------------------------
    Donald G. Soderquist

            *                                                   Director                           May 21, 2003
------------------------------------
    David K. Wessner

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.

                              By:   /s/  Jim L. Kaput
                                    ------------------------------------------
                                    Jim L. Kaput
                                    Senior Vice President and General Counsel

                                  EXHIBIT INDEX

Exhibit No.                                                   Description
-----------                                                   -----------
4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).

4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).

4.3               Shareholder Rights Agreement between ServiceMaster and Harris Trust and Savings Bank, as rights agent, as adopted on December 12, 1997, is incorporated by reference to Exhibit 3 to the Current
                  Report on Form 8-K filed by ServiceMaster Limited Partnership on December 23, 1997 (File No.
                  1-9378) (the "1997 8-K").

4.4               Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series
                  A, of ServiceMaster, is incorporated by reference to Exhibit 4 to the 1997 8-K.

4.5               The ServiceMaster Company 2002 Directors Deferred Fees Plan is incorporated by reference to
                  Exhibit 10.35 to ServiceMaster's Annual Report on Form 10-K
                  for the year ended December 31, 2002 (File No. 1-14762).

4.6*              ServiceMaster 2003 Equity Incentive Plan.

4.7               ServiceMaster Employee Share Purchase Plan International Trust is incorporated by reference to
                  Exhibit 4.6 to ServiceMaster's Registration Statement on Form S-8 (File No. 333-53142), filed on
                  January 3, 2001.

5*                Opinion of Counsel.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Counsel (included in Exhibit 5).

24*               Powers of Attorney.
-----------------

* Filed herewith.


                                                                     EXHIBIT 4.6


                    ServiceMaster 2003 Equity Incentive Plan

                                I. Introduction



1.1     Purposes. The purposes of the ServiceMaster 2003 Equity Incentive Plan
        --------
(the "Plan") of The ServiceMaster Company, a Delaware corporation (the "Company"), are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2      Certain Definitions.
         -------------------
         "Agreement" shall mean the written agreement evidencing an award
          ---------
hereunder between the Company and the recipient of such award.

         "Board" shall mean the Board of Directors of the Company.
          -----

         "Change in Control" shall have the meaning set forth in Section 5.8(b).
          -----------------

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Committee" shall mean the Compensation and Leadership Development
          ---------
Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the Common Stock is then traded to constitute a compensation committee, and which consists of three or more members of the Board, each of whom (i) may be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) may be an "outside director" within the meaning of
Section 162(m) of the Code.

         "Common Stock" shall mean the common stock, $.01 par value, of the
          ------------
Company.

         "Company" shall have the meaning set forth in Section 1.1.
          -------

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

         "Fair Market Value" shall mean the average of the high and low
          -----------------
transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however,
                                                          --------  -------
that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         "Free-Standing SAR" shall mean an SAR which is not granted in tandem
          -----------------
with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

         "Incentive Stock Option" shall mean an option to purchase shares of
          ----------------------
Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

         "Incumbent Board" shall have the meaning set forth in Section
          ---------------
5.8(b)(2).

         "Non-Qualified Stock Option" shall mean an option to purchase shares of
          --------------------------
Common Stock which is not an Incentive Stock Option.

         "Outstanding Common Stock" shall have the meaning set forth in Section
          ------------------------
5.8(b)(1).

         "Outstanding Voting Securities" shall have the meaning set forth in
          -----------------------------
Section 5.8(b)(1).

         "Performance Measures" shall mean the criteria and objectives,
          --------------------
established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives shall include one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; employee retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction
Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

         "Performance Period" shall mean any period designated by the Committee
          ------------------
during which the Performance Measures applicable to a Performance Share Award shall be measured.

         "Performance Share" shall mean a right, contingent upon the attainment
          -----------------
of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such share of Common Stock in cash.

         "Performance Share Award" shall mean an award of Performance Shares
          -----------------------
under this Plan.

         "Person" shall have the meaning set forth in Section 5.8(b)(1).
          ------

         "Restricted Stock" shall mean shares of Common Stock which are subject
          ----------------
to a Restriction Period.

         "Restricted Stock Award" shall mean an award of Restricted Stock under
          ----------------------
this Plan.

         "Restriction Period" shall mean any period designated by the Committee
          ------------------
during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

         "SAR" shall mean a stock appreciation right which may be a
          ---
Free-Standing SAR or a Tandem SAR.

         "Stock Award" shall mean a Restricted Stock Award or an Unrestricted
          -----------
Stock Award.

         "Subsidiary" and "Subsidiaries" shall have the meanings set forth in
          ----------       ------------
Section 1.4.

         "Tandem SAR" shall mean an SAR which is granted in tandem with, or by
          ----------
reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

         "Tax Date" shall have the meaning set forth in Section 5.5.
          --------

         "Ten Percent Holder" shall have the meaning set forth in Section
          ------------------
2.1(a).

         "Unrestricted Stock" shall mean shares of Common Stock which are not
          ------------------
subject to a Restriction Period or Performance Measures.

         "Unrestricted Stock Award" shall mean an award of Unrestricted Stock
          ------------------------
under this Plan.

1.3. Administration. This Plan shall be administered by the Committee. Any one
     --------------
or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Unrestricted Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

To the extent permitted by applicable law, including, without limitation,
Section 157(c) of the General Corporation Law of the State of Delaware, the Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

1.4. Eligibility. Participants in this Plan shall consist of such officers and
     -----------
other employees, persons expected to become officer and other employees, consultants, independent contractors and agents of the Company, its subsidiaries from time to time (individually a "Subsidiary" and
                                   ----------
collectively the "Subsidiaries") as the Committee in its sole discretion may
                  ------------
select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5. Shares Available. Subject to adjustment as provided in Section 5.7,
     ----------------
10,000,000 shares of Common Stock shall be available under this Plan plus that number of shares of Common Stock remaining available for awards under the ServiceMaster 2000 Equity Incentive Plan (the "2000 Plan") on December 31, 2003 or, if earlier, the date that the 2000 Plan is terminated, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

         Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

         To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder and subject to adjustment as provided in Section 5.7, the maximum number of shares of Common Stock with respect to all awards that may be granted during any calendar year to any person shall be 1,250,000.

                 II. Stock Options and Stock Appreciation Rights

2.1. Stock Options. The Committee may, in its discretion, grant options to
     -------------
purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

         Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of Shares and Purchase Price. The number of shares of Common
             -----------------------------------
Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock that may be purchased upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

         (b) Exercise Period and Exercisability. The period during which an
             ----------------------------------
option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

         (c) Method of Exercise. An option may be exercised (i) by giving
             ------------------
written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as shall be prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No book-entry record or certificate representing Common Stock shall be made or delivered, as the case may be, until the full purchase price therefore and any withholding taxes thereon, as described in
Section 5.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

2.2. Stock Appreciation Rights. The Committee may, in its discretion, grant SARs
     -------------------------
to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

         SARs shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of SARs and Base Price. The number of SARs subject to an
             -----------------------------
award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

         (b) Exercise Period and Exercisability. The Agreement relating to an
             ----------------------------------
award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than
           --------  -------
the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a book-entry record shall be made or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to
Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

         (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving
             ------------------
written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3. Termination of Employment or Service. Subject to the requirements of the
     ------------------------------------
Code, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

                                III. Stock Awards

3.1. Stock Awards. The Committee may, in its discretion, grant Stock Awards to
     ------------
such eligible persons as may be selected by the Committee. Subject to adjustment as provided in Section 5.7, the aggregate number of shares of Common Stock available under this Plan pursuant to all Stock Awards shall not exceed 3,500,000. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or an Unrestricted Stock Award.

3.2. Terms of Stock Awards. Stock Awards shall be subject to the following terms
     ---------------------
and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of Shares and Other Terms. The number of shares of Common
             --------------------------------
Stock subject to a Restricted Stock Award or Unrestricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

         (b) Vesting and Forfeiture. The Agreement relating to a Restricted
             ----------------------
Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

         (c) Share Certificates. During the Restriction Period, (x) the Company
             ------------------
may elect to hold the shares of Common Stock subject to the Restricted Stock Award in book-entry form or (y) a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of an Unrestricted Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, the Company shall either (x) provide for the registration in book-entry form, in the name of the holder of such award, of the requisite number of shares of

Common Stock or (y) cause a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock to be delivered to the holder of such award.

         (d) Rights with Respect to Restricted Stock Awards. Unless otherwise
             ----------------------------------------------
set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3. Termination of Employment or Service. All of the terms relating to the
     ------------------------------------
satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

                          IV. Performance Share Awards

4.1. Performance Share Awards. The Committee may, in its discretion, grant
     ------------------------
Performance Share Awards to such eligible persons as may be selected by the Committee.

4.2. Terms of Performance Share Awards. Performance Share Awards shall be
     ---------------------------------
subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of Performance Shares and Performance Measures. The number
             -----------------------------------------------------
of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

         (b) Vesting and Forfeiture. The Agreement relating to a Performance
             ----------------------
Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

         (c) Settlement of Vested Performance Share Awards. The Agreement
             ---------------------------------------------
relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a book-entry record shall be made or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3. Termination of Employment or Service. All of the terms relating to the
     ------------------------------------
satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

                                   IV. General

5.1. Effective Date and Term of Plan. This Plan shall be submitted to the
     -------------------------------
stockholders of the Company for approval at the 2003 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate as of December 31, 2008, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void.

5.2. Amendments. The Board may amend this Plan as it shall deem advisable,
     ----------
subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval
--------  -------
if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3. Agreement. No award shall be valid until an Agreement is executed by the
     ---------
Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4. Non-Transferability of Awards. Unless otherwise specified in the Agreement
     -----------------------------
relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the
    ---------------
issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, except as prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the
    ----------------------
requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend,
    ----------
recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Share Awards, the number and class of securities subject to each outstanding option and the purchase price per security, the maximum number of securities with respect to which options or SARs or a combination thereof, or Stock Awards or Performance Share Awards, may be granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Share Award, and the terms of each outstanding Restricted Stock Award or Performance Share Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8      Change in Control.
         -----------------
         (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which holders of Common Stock may receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act (and disregarding the payment of cash in lieu of fractional shares), (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

         (2) Notwithstanding any provision in this Plan or any Agreement to the contrary, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below as to which (a) (1) above does not apply, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest price per share of Common Stock offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of such a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

         (b) "Change in Control" shall mean:
              -----------------

         (1) the acquisition by any individual, entity or group (a "Person"),
                                                                    ------
including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common
                                                        ------------------
Stock") or (ii) the combined voting power of the then outstanding securities of
-----
the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any
 -----------------------------    ---------  -------
acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (3) of this Section 5.8(b); provided further, that for
                                                -------- -------
purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

         (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of
 --------- -----
such Board; provided that any individual who becomes a director of the Company
            --------
subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially
                     -------- -------
elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

         (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction
            --------- -----------    ---------  -------
pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may
be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

         (4) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9. No Right of Participation or Employment. No person shall have any right to
     ---------------------------------------
participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10. Rights as Stockholder. No person shall have any right as a stockholder of
      ---------------------
the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.11. Designation of Beneficiary. If permitted by the Company, a holder of an
      --------------------------
award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

         Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

         If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

5.12. Governing Law. This Plan, each award hereunder and the related Agreement,
      -------------
and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13. Foreign Employees. Without amending this Plan, the Committee may grant
      -----------------
awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

5.14. No Repricing of Awards. Notwithstanding anything in this Plan to the
      ----------------------
contrary and subject to Section 5.7, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award, and no award granted hereunder shall be canceled for the purpose of regranting a new award at a lower exercise price or base price, as the case may be, without the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an award, as the case may be, is considered for approval.

                                                                       EXHIBIT 5


                                  June 23, 2003

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515-1700

      Re:      13,315,000 shares of Common Stock, $.01 par value
               13,315,000 Preferred Stock Purchase Rights
               $2,000,000 of The ServiceMaster Company 2002 Directors Deferred
                --------------------------------------------------------------
                Fee Plan Obligations
                --------------------

Ladies and Gentlemen:

         I am General Counsel for The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 13,315,000 shares of common stock, $.01 par value (the "Registered Common Stock"), together with 13,315,000 Preferred Stock Purchase Rights of ServiceMaster (the "Registered Rights") associated therewith, to be issued under the ServiceMaster 2003 Equity Incentive Plan (the "Equity Incentive Plan"), the ServiceMaster Employee Share Purchase Plan International Trust (the "Share Purchase Plan") and The ServiceMaster Company 2002 Directors Deferred Fees Plan (the "Deferred Fees Plan" and, together with the Equity Incentive Plan and the Share Purchase Plan, the "Plans") and $2,000,000 of deferred compensation obligations (the "Registered Obligations") to be issued under the Deferred Fees Plan. The terms of the Registered Rights are set forth in the Shareholder Rights Agreement, dated as of December 15, 1997 (the "Rights Agreement"), between ServiceMaster and Harris Trust and Savings Bank, as Rights Agent.

         I am familiar with the Plans, the Rights Agreement and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based upon the foregoing, I am of the opinion that:

         1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each share of Registered Common Stock which is newly issued pursuant to any of the Plans will be legally issued, fully paid and non-assessable when
(i) the Registration Statement shall have become effective under the Securities Act; (ii) ServiceMaster's Board of Directors or a duly authorized committee thereof shall have authorized the issuance of such share for the consideration provided in the applicable Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered against the receipt by ServiceMaster of the consideration provided in the applicable Plan.

         3. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 2 will be validly issued when (i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated share shall have been duly issued and paid for in paragraph 2.

         4. Each of the Registered Obligations will be a validly issued and binding obligation of ServiceMaster when (i) the Registration Statement shall have become effective under the Securities Act; and (ii) such Registered Obligation shall have been duly issued in accordance with the terms of the Deferred Fees Plan.

         This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I express no opinion as to the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of shares of Registered Common Stock or the Registered Rights.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.

                                Very truly yours,


                                /s/ Jim L. Kaput
                                ----------------------
                                Jim L. Kaput
                                Senior Vice President and
                                General Counsel

                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The ServiceMaster Company on Form S-8 of our reports dated March 26, 2003 (which report on the financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the Company's financial statements and adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in and incorporated by reference in the Annual Report on Form 10-K of The ServiceMaster Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 23, 2003

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         I hereby appoint each of Jonathan P. Ward, Steven C. Preston or Jim L. Kaput or any other person occupying the office of Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be
          -------------
taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized
                                                             ----------
representative") acting alone to sign and file on my behalf in all capacities I
--------------
may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration Statement on Form S-8 that registers (1) common stock and preferred stock purchase rights to be offered and sold pursuant to the ServiceMaster 2003 Equity Incentive Plan and the ServiceMaster Employee Share Purchase Plan International Trust and (2) deferred fee obligations to be offered and sold pursuant to The ServiceMaster Company 2002 Directors Deferred Fees Plan.

         This instrument shall remain in effect until the earlier to occur of
(i) my cessation of service as a director or officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

         The law of the State of Illinois shall govern this instrument.

Dated:  May 21, 2003


/s/  Paul W. Berezny                                   /s/  James D. McLennan
-------------------------------                        ------------------------
   Paul W. Berezny                                          James D. McLennan

                                                       /s/  Dallen W. Peterson
-------------------------------                        ------------------------
   John L. Carl                                            Dallen W. Peterson


-------------------------------                        ------------------------
   Brian Griffiths                                         Betty Jane Scheihing

/s/  Sidney E. Harris                                  /s/  Donald G. Soderquist
-------------------------------                        ------------------------
   Sidney E. Harris                                        Donald G. Soderquist

/s/  Roberto R. Herencia                               /s/  David K. Wessner
-------------------------------                        ------------------------
   Roberto R. Herencia                                    David K. Wessner

/s/  Herbert P. Hess
-------------------------------
   Herbert P. Hess